UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        June 30, 2017

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 30, 2017, Southern First Bancshares, Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with CenterState Bank, National Association (the "Lender") providing for a revolving multiple advances loan of up to an aggregate principal amount of $15,000,000. Borrowings under the Loan Agreement accrue interest at LIBOR plus 2.50% per annum. In connection with entering into the Loan Agreement, the Company issued to the Lender a Promissory Note dated as of June 30, 2017 (the “Promissory Note”) in the amount of up to $15,000,000. In addition, the Company paid an upfront commitment fee of $15,000, or 0.10% of the aggregate commitment amount, upon closing. Maturity of the Loan Agreement will be 36 months from the closing date. During this time, interest only payments will be due quarterly. The Company may at its option prepay the Promissory Note, in whole or in part, at any time without penalty, plus accrued interest in the amount prepaid to the date of prepayment.

The Loan Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, covenants pertaining to investments and acquisitions and certain financial and capital ratios. An event of default will occur under the Loan Agreement if, among other things, the Company fails to timely comply with its obligations under the Loan Agreement or breaches its representations or covenants under the Loan Agreement (in each case, subject to applicable cure periods), or either the Company or its wholly-owned banking subsidiary, Southern First Bank (the “Bank”), commences or becomes the subject a bankruptcy or similar proceeding.

The obligations of the Company under the Loan Agreement are secured by a pledge of all of the capital stock of the Bank pursuant to a Pledge Agreement dated as of June 30, 2017 between the Company and the Lender (the "Pledge Agreement"). In the event of a default by the Company under the Loan Agreement, the Lender may terminate the commitments made under the Loan Agreement, declare all amounts outstanding to be payable immediately and exercise or pursue any other remedy permitted under the Loan Agreement or the Pledge Agreement, or conferred upon Lender by operation of law.

The descriptions contained herein of the Loan Agreement, the Promissory Note and the Pledge Agreement are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01(d) Exhibits.

Exhibit No.	Exhibit
10.1	Loan and Security Agreement, dated as of June 30, 2017, by and between Southern First Bancshares, Inc. and CenterState Bank, National Association.

10.2	Promissory Note, dated as of June 30, 2017, by and between Southern First Bancshares, Inc. and CenterState Bank, National Association.

10.3	Pledge Agreement, dated as of June 30, 2017, by and between Southern First Bancshares, Inc. and CenterState Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

	By:	/s/ Michael D. Dowling
	Name:	Michael D. Dowling
	Title:	Chief Financial Officer

July 3, 2017